SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           SCHERING-PLOUGH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                              ---------------------

              New Jersey                                 22-1918501
      (State of Incorporation or                      (I.R.S. Employer
             Organization)                         Identification Number)


        2000 Galloping Hill Road
             Kenilworth, NJ                                 07033
(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the                    If this form relates to the
registration of a class of securities          registration of a class of
pursuant to Section 12(b)                      securities pursuant to
of the Exchange Act and is                     Section 12(g) of the
effective pursuant to General                  Exchange Act and is effective
Instruction A.(c), check the                   pursuant to General Instruction
following box. [X]                             A.(d), check the
                                               following box. [ ]

Securities Act registration statement file number to which this form relates:
333-113222

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                      Name of Each Exchange on Which
       to be so Registered                      Each Class is to be Registered
-------------------------------------           ------------------------------
6.00% Mandatory Convertible                     New York Stock Exchange
Preferred Stock, par value $1.00
per share, liquidation preference
$50.00 per share

Securities to be registered pursuant to Section 12(g) of the Act: NONE.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       Schering-Plough Corporation (the "Registrant") registers hereunder its 6.00% Mandatory Convertible Preferred Stock (the "Mandatory Convertible Preferred Stock"). A general description of the Registrant's preferred shares, par value $1.00 per share, may be found under the heading "Description of Capital Stock - Preferred Shares" beginning on page 21 of the prospectus forming part of the Registrant's Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-113222), filed with the Securities and Exchange Commission (the "Commission") and declared effective on May 11, 2004. In addition, a detailed description of the Mandatory Convertible Preferred Stock may be found under the heading "Description of Mandatory Convertible Preferred Stock" beginning on page S-24 of the prospectus supplement dated August 4, 2004 (Registration No. 333-113222), which description is hereby incorporated herein by reference and made part of this registration statement in its entirety.

       The Registrant plans to list these shares on the New York Stock Exchange under the symbol "SGP PrM".

ITEM 2.     EXHIBITS.

            The following exhibits are filed as part of this registration statement:

3.1 Certificate of Incorporation of Schering-Plough Corporation, as amended and currently in effect (incorporated by reference to (1)
            Exhibit 3(i) to the Registrant's Quarterly Report for the period ended June 30, 1995 on Form 10-Q; (2) Exhibit 3 to the Registrant's Quarterly Report for the period ended June 30, 1997 on Form 10-Q;
            (3) Exhibit 3(a) to the Registrant's Quarterly Report for the period ended March 31, 1999 on Form 10-Q; and (4) Exhibit 3(i) to the Registrant's Quarterly Report for the period ended June 30, 2004 on Form 10-Q, File No. 1-6571).

3.2 By-Laws, as amended and currently in effect (incorporated by reference to (1) Exhibit 4(2) to the Registrant's Registration Statement on Form S-3, File No. 333-853; (2) Exhibit 4 to the Registrant's Quarterly Report for the period ended September 30, 1998 on Form 10-Q; (3) Exhibit 4 to the Registrant's Quarterly Report for the period ended March 31, 2001 on Form 10-Q; and (4)
            Exhibit 3(b) to the Registrant's Annual Report for 2001 on Form 10-K, File No. 1-6571).

4.1 Certificate of Amendment to the Registrant's Certificate of Incorporation for 6.00% Mandatory Convertible Preferred Stock.

99(A) Prospectus Supplement, dated August 4, 2004, is incorporated herein by reference to the Registrant's filing under Rule 424(b) with the Commission on August 5, 2004 (Registration No. 333-113222).

99(B) Registration Statement on Form S-3 (Registration No. 333-113222), as amended by Amendment No. 1 to the Registration Statement on Form S-3, filed with the Commission and declared effective on May 11, 2004, is incorporated herein by reference.

                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                               SCHERING-PLOUGH CORPORATION



Date: August 5, 2004             By:    /s/ Susan Ellen Wolf
                                    -------------------------------------------
                                 Name:  Susan Ellen Wolf
                                 Title: Secretary, Associate General
                                        Counsel and Staff Vice President

                                  EXHIBIT INDEX

EXHIBIT NO. DESCRIPTION OF EXHIBIT

3.1 Certificate of Incorporation of Schering-Plough Corporation, as amended and currently in effect (incorporated by reference to (1)
            Exhibit 3(i) to the Registrant's Quarterly Report for the period ended June 30, 1995 on Form 10-Q; (2) Exhibit 3 to the Registrant's Quarterly Report for the period ended June 30, 1997 on Form 10-Q;
            (3) Exhibit 3(a) to the Registrant's Quarterly Report for the period ended March 31, 1999 on Form 10-Q; and (4) Exhibit 3(i) to the Registrant's Quarterly Report for the period ended June 30, 2004 on Form 10-Q, File No. 1-6571).

3.2 By-Laws, as amended and currently in effect (incorporated by reference to (1) Exhibit 4(2) to the Registrant's Registration Statement on Form S-3, File No. 333-853; (2) Exhibit 4 to the Registrant's Quarterly Report for the period ended September 30, 1998 on Form 10-Q; (3) Exhibit 4 to the Registrant's Quarterly Report for the period ended March 31, 2001 on Form 10-Q; and (4)
            Exhibit 3(b) to the Registrant's Annual Report for 2001 on Form 10-K, File No. 1-6571).

4.1 Certificate of Amendment to the Registrant's Certificate of Incorporation for 6.00% Mandatory Convertible Preferred Stock.

99(A) Prospectus Supplement, dated August 4, 2004, is incorporated herein by reference to the Registrant's filing under Rule 424(b) with the Commission on August 5, 2004 (Registration No. 333-113222).

99(B) Registration Statement on Form S-3 (Registration No. 333-113222), as amended by Amendment No. 1 to the Registration Statement on Form S-3, filed with the Commission and declared effective on May 11, 2004, is incorporated herein by reference.